Exhibit 15

June 4, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 8, 2007 on our review of interim financial information of Alcoa Inc. for the three month period ended March 31, 2007 and 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007 is incorporated by reference in its Registration Statement on Amendment No. 1 to Form S-4 dated June 7, 2007.

Very truly yours,

/s/ PricewaterhouseCoopers LLP